Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-290571

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 30, 2025)

Up to $1,000,000,000

Ordinary Shares

We previously entered into an amended and restated sales agreement (the “sales agreement”) with Chardan Capital Markets LLC (“Chardan”) and Jett Capital Advisors, LLC (“Jett Capital”, and together with Chardan, the “Agents”) dated September 30, 2025, relating to the sale of our ordinary shares, par value New Israeli Shekel (“NIS”) 0.00286 per share (the “ordinary shares”). In accordance with the terms of the sales agreement, pursuant to this prospectus supplement, we may offer and sell our ordinary shares having an aggregate offering price of up to $1,000,000,000 from time to time through the Agents, acting as our sales agents. We previously filed with the Securities and Exchange Commission (the “SEC”) a separate prospectus supplement, dated July 29, 2025 (the “July 2025 Prospectus Supplement”), for the offer and sale of up to $10,950,000 of our ordinary shares pursuant to a prior sales agreement with Chardan (the “original sales agreement”), under a shelf registration statement on Form F-3, as amended (Registration No. 333-288280). As of the date of this prospectus supplement, we have sold $3,686,360 of our ordinary shares pursuant to the original agreement, as amended and restated by the sales agreement under the July 2025 Prospectus Supplement. An additional $1.0 billion of our ordinary shares are being offered by this prospectus supplement pursuant to the sales agreement, which does not include the ordinary shares that remain available for sale under the July 2025 Prospectus Supplement.

Our ordinary shares and public warrants are traded on the Nasdaq Capital Market under the symbols “ZOOZ” and “ZOOZW,” respectively. Our ordinary shares are also traded on the Tel-Aviv Stock Exchange (the “TASE”) under the symbol “ZOOZ.” The closing sale price of our ordinary shares on the Nasdaq Capital Market on September 29, 2025 was $2.05 per share and on the TASE on September 29, 2025 was NIS 6.98 per share ($2.10 at a current exchange rate of $1 to NIS 3.32, in accordance with the NIS-$ exchange rate published by the Bank of Israel on September 29, 2025). The currency in which our shares are traded on the TASE is the NIS.

Sales of our ordinary shares, if any, under this prospectus supplement may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific number or dollar amount of ordinary shares, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent selling our shares at any given time (the “designated Agent”) will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 3.0% of the aggregate gross proceeds of any ordinary shares sold under the sales agreement. In connection with the sale of our ordinary shares on our behalf, the designated Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of such Agent will be deemed to be underwriting commissions or discounts. See “Plan of Distribution (Conflict of Interest)” beginning on page S-12 for additional information regarding the compensation to be paid to the designated Agent. We have also agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Jett Capital is also acting as the qualified independent underwriter in connection with this offering and will be paid a fee in addition to any compensation received by the Agents. See “Plan of Distribution (Conflict of Interest)” beginning on page S-12 for additional information regarding the compensation to be paid to Jett Capital in its capacity as the qualified independent underwriter.

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings.

Investing in our ordinary shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

None of the Securities and Exchange Commission, the Israel Securities Authority or any state or other securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

Chardan	Jett Capital

The date of this prospectus supplement is September 30, 2025.

About this Prospectus Supplement

On September 29, 2025, we filed with the SEC a registration statement on Form F-3 (File No. 333-290571) using a “shelf” registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective September 30, 2025. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, rights, warrants or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $1,000,000,000. Under this prospectus supplement, we may, from time to time, sell up to $1,000,000,000 of our ordinary shares from time to time through the Agents at prices and on terms to be determined by the Company from time to time.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any free writing prospectus that we may authorize for use in connection with the offering. We have not, and the Agents have not, authorized any other person to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of the ordinary shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. This document is not being distributed to anyone in the State of Israel nor to any resident of the State of Israel.

Unless the context indicates otherwise, references in this prospectus to “NIS” are to the legal currency of Israel, and “U.S. dollars,” “$” or “dollars” are to United States dollars. References in this prospectus supplement to “ZOOZ Power,” “ZOOZ,” “the Company,” “we,” “us” and “our” refer to ZOOZ Power Ltd. and its subsidiary, except where the context otherwise requires or as otherwise indicated.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference into this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein and in any free writing prospectus that we have authorized for use in connection with this offering, statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our current beliefs, expectations and assumptions at the time made. Forward-looking statements can be identified by the use of words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “may,” “expect,” “estimate,” “project,” “positioned,” “strategy,” and similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Our actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including those discussed in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein and in any free writing prospectus that we have authorized for use in connection with this offering. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and in any free writing prospectus that we have authorized for use in connection with this offering, we caution you that these statements are based on a combination of facts and factors known by us at the time they are made and our projections of the future, about which we cannot be certain.

In addition, you should refer to the information contained under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these and other factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein or in any free writing prospectus that we have authorized for use in connection with this offering will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein, therein or and in any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised, however, to consult any further disclosures we make on related subjects in the reports we file with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected material information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read this summary together with the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement, the accompanying prospectus and the documents that are incorporated herein and therein by reference, including any financial statements in such documents and the notes to those financial statements, and in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. This prospectus supplement may add to, update or change information contained in or incorporated by reference in the accompanying prospectus.

Business Overview

In July 2025, we adopted bitcoin as our primary treasury reserve asset on an ongoing basis, subject to market conditions and our anticipated cash needs. Our strategy includes acquiring and holding bitcoin using cash flows from operations that exceed working capital requirements, and from time to time, subject to market conditions, issuing equity or debt securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin, such as in the Private Placement (as defined below). We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional bitcoin purchases. This overall strategy also contemplates that we may periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, enter into additional capital raising transactions, including those that could be collateralized by its bitcoin holdings, and consider pursuing strategies to create income streams or otherwise generate funds using its bitcoin holdings. Using the net proceeds of the Private Placement, we purchased ₿525 for an aggregate consideration of $60 million, at an average price of approximately $114,000 per bitcoin. We expect to provide regular bitcoin-per-share transparency and to manage leverage within pre-defined loan-to-value guardrails.

We view bitcoin as a reliable store of value and a compelling investment. We believe bitcoin has unique characteristics as a scarce and finite asset that can serve as a reasonable inflation hedge and safe haven amid global instability. We believe that the growing global acceptance and “institutionalization” of bitcoin supports its view that bitcoin is a reliable store of value. We believe that bitcoin’s unique attributes not only differentiate it from fiat money, but also from other cryptocurrency assets, and for that reason, we have no plans to purchase cryptocurrency assets other than bitcoin. We do not currently intend to hedge our bitcoin holdings and have not adopted a hedging strategy with respect to bitcoin. However, we may from time to time engage in hedging strategies as part of our treasury management operations if deemed appropriate.

In addition to the Bitcoin treasury strategy described above, we will continue to operate and commercialize our existing technology in the market of charging infrastructure for electric vehicles and in the field of ultra-fast charging for electric vehicles. In addition, we are exploring additional strategic alternatives to fully capitalize on our advanced, patented flywheel technology particularly in the field of defense technology.

Corporate Information

Our legal and commercial name is ZOOZ Power Ltd. We were incorporated in the State of Israel on February 5, 2013, as an Israeli corporation and operate under the Israeli Companies Law, 5759-1999, as amended together with all regulations promulgated thereunder (the “Companies Law”).

Our registered office and principal place of business is located at ZOOZ Power Ltd., 4B Hamelacha St., Lod 7152008, Israel. Our telephone number in Israel is +972 (8) 6805566. Our website address is www.zoozpower.com. The information on, or accessible through, our website or any other website referenced herein is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus supplement and should not be relied upon with respect to this offering.

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Israel Innovation Authority

The government of Israel encourages research and development projects in Israel through the Israel Innovation Authority (the “IIA”), pursuant to and subject to the provisions of the Israeli Law for the Encouragement of Industrial Research and Development of 1984 (the “Innovation Law”) and the terms of the grants received under such projects.

Under the Innovation Law, research and development projects which are approved by the Research Committee of the IIA are eligible for grants, in exchange for payment of royalties from revenues generated by the sale of products (and related services) developed within the framework of such approved project and subject to compliance with certain requirements and restrictions under the Innovation Law, which must generally continue to be complied with even following full repayment of all amounts payable to the IIA in royalties.

We received grants from the IIA for certain projects and may receive additional grants in the future. Under the terms of the grants received, we are required to pay royalties of 3% (which in some cases may be up to 5% pursuant the provisions of the Innovation Law) of the revenues it generates from its products which incorporate IIA funded know-how or as otherwise designated by the applicable IIA programs, approvals and the Innovation Law, until 100% of the grant is repaid (plus, as follows: (i) with respect to grants received on or after January 1, 1999 and until December 31, 2023, the applicable interest is (a) LIBOR interest until December 31, 2023, and (b) from January 1, 2024, the 12 months Term SOFR interest as published on the first trading day of each year by CME Group, or by any other party authorized by the Federal Reserve, or in alternative publication by the Bank of Israel, together with an additional 0.71513% to the applicable interest rate, and (ii) with respect to grants received on or after January 1, 2024, the applicable interest shall be the 12 months Term SOFR interest as detailed in section (b) above). As of June 30, 2025, we have received grants from the IIA in the principal amount of NIS 4.1 million (approximately $1.16 million, based on the $/NIS representative exchange rate as published by the Bank of Israel on June 30, 2025; the “Exchange Rate”). Therefore, as of June 30, 2025, our contingent obligation for royalties to the IIA, net of royalties already paid or accrued, is NIS 2.6 million (approximately $0.8 million based on the Exchange Rate), including accumulated interest to such date.

For a description of our obligations in connection with the grants from the IIA under the Innovation Law, see Item 4 “Information On The Company — Business Overview — Research and Development Grants — Research and Development - Grants received from the IIA” and Item 4 “Information On The Company — Business Overview — Government Regulations — Other Regulations” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 which is incorporated herein by reference.

Israeli Ministry of Energy

We received a grant from the Israeli Ministry of Energy (the “MOE”), governed by a grant agreement with the MOE (the “Grant Agreement”) under a certain research and development program approved by the MOE (the “MOE Approved Program”) in an aggregate amount of $0.17 million (based on the Exchange Rate).

Under the Grant Agreement, we are required to pay royalties to the State of Israel at rate of 5% from any income derived from the commercialization of know-how resulting from the MOE Approved Program and the IP resulting from the MOE Approved Program, directly or indirectly, including related services, up to the grant amount linked to the consumer price index plus the accountant general’s interest (whether such income is obtained by us or by a corporation acting on our behalf, connected thereto or partnered therewith).

In addition, pursuant to the Grant Agreement, we are required to inform the MOE of any additional funding/investment offered to us prior to the execution of the applicable investment/funding agreement, together with a certain notice issued by the relevant investor/funder under which it represents that it is aware of the MOE Agreement and the MOE’s rights under such agreement.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

●	to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our business combination, (b) in which our total annual gross revenue exceeds $1.235 billion, or (c) in which we meet the SEC’s definition of a large accelerated filer, meaning, among other things, that the market value of its common equity held by non-affiliates exceeded $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities over any rolling three-year period. References to “emerging growth company” in this prospectus supplement have the meaning associated with that term under the JOBS Act.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

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THE OFFERING

Ordinary shares offered by us:	Ordinary shares having an aggregate offering price of up to $1,000,000,000.

Ordinary shares to be outstanding after this offering:	Up to 649,704,660 ordinary shares, assuming sales of 487,804,878 ordinary shares in this offering at an offering price of $2.05 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Capital Market on September 29, 2025. The actual number of ordinary shares issued will vary depending on the sales price under this offering.

Plan of Distribution:	“At the market offering” that may be made from time to time through our sales agents, Chardan and Jett Capital. See “Plan of Distribution (Conflict of Interest)” on page S-12 of this prospectus supplement.

Use of Proceeds:	We currently intend to use the net proceeds from this offering to acquire Bitcoin and for general corporate and working capital purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors:	Investing in our ordinary shares involves significant risks. See the information under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 6 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Trading Markets:	Our ordinary shares and public warrants are traded on the Nasdaq Capital Market under the symbols “ZOOZ” and “ZOOZW,” respectively. Our ordinary shares are also traded on the TASE under the symbol “ZOOZ.”

Conflict of Interest:	Chardan will act as an Agent in connection with the offering of the shares. Following shareholder approval of the Subsequent Private Placement (as defined below) on September 19, 2025, Jonas Grossman was elected to serve as a member of our board of directors in connection with the closing of the Subsequent Private Placement. Mr. Grossman is the Co-Founder and President of Chardan. Therefore, Chardan has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”), and this offering will be conducted in accordance with FINRA Rule 5121. Chardan may not make sales of ordinary shares in this offering to any of its discretionary accounts without the prior written approval of the account holder. Subject to certain exceptions, FINRA Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of this prospectus and exercise the usual standards of due diligence with respect thereto. Jett Capital has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. We have agreed to indemnify Jett Capital for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that Jett Capital may be required to make for these liabilities. See “Plan of Distribution (Conflict of Interest).”

●	The number of ordinary shares to be outstanding immediately after this offering as shown above is based on 161,899,782 ordinary shares outstanding as of September 29, 2025 and excludes the following as of that date:

●	920,010 ordinary shares issuable upon the exercise of outstanding options to purchase ordinary shares, having a weighted average exercise price of $5.31 per share;

●	6,022,500 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares, with an exercise price of $11.50 per share;

●	an aggregate of 13,453,632 ordinary shares subject to restricted stock units granted to our Chief Executive Officer, Jordan Fried;

●	an aggregate of 6,726,816 ordinary shares subject to restricted stock units granted to our Chairman, Avi Cohen;

●	an aggregate of 812,437 ordinary shares reserved for future grants under the ZOOZ Power 2015 Incentive Compensation Plan, as amended;

●	an aggregate of 4,000,000 ordinary shares that our shareholders as of immediately prior to the closing of the business combination with Keyarch are entitled to as additional contingent consideration;

●	an aggregate of 29,525,926 ordinary shares issuable upon the exercise of outstanding pre-funded warrants to purchase ordinary shares issued in connection with the Private Placement (as defined below), with an exercise price of $0.001 per share;

●	an aggregate of 5,350,000 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares issued in connection with the Private Placement, with an exercise price of $3.06 per share; and

●	an aggregate of 40,360,895 ordinary shares issuable upon the exercise of outstanding warrants issued to Forest Hill 18, LP, a Delaware limited partnership pursuant to our Sponsor Support Agreement, as amended, to purchase ordinary shares, with a weighted average exercise price of $2.17.

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below as well as those discussed under the section captioned “Item 3. Key Information. Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2024, as amended, filed with the SEC on March 7, 2025, which is incorporated by reference in the prospectus supplement and the accompanying prospectus, in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks and uncertainties previously described and discussed below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks actually occurs, our business, financial condition, results of operation or cash flow could be adversely affected. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment.

Risks Related to our Ordinary Shares and this Offering

Our management and board of directors will have broad discretion in the use of the net proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management and board of directors will have broad discretion over the use of our net proceeds from this offering, and you will be relying on their judgment regarding the application of these proceeds, which can be different from that contemplated as of the date of this prospectus supplement. Our management and board of directors might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our ordinary shares to decline.

The shares offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering, and it is not possible to predict the number of shares that will ultimately be issued and sold or the prices that will be paid by investors. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Investors in this offering may experience immediate and substantial dilution.

The public offering price of the ordinary shares offered pursuant to this prospectus supplement may be higher than the net tangible book value per ordinary shares. Therefore, if you purchase ordinary shares in this offering at a price that is higher than the net tangible book value per share of our ordinary shares, you will incur immediate and substantial dilution in the net tangible book value per share from the price per share that you pay.

You may experience future dilution as a result of future equity offerings.

We may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

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In addition, we have issued and will issue additional warrants and options to purchase our ordinary shares, and this may result in the issuance of a substantial number of additional ordinary shares upon their exercise, which shares are eligible for, or may become eligible for, unrestricted resale. If the holders of outstanding or future options or warrants to acquire ordinary shares exercise those options or warrants at prices below the public offering price, you will incur further dilution. We may issue additional securities convertible into or exchangeable for our ordinary shares in the future. Any sales of such shares in the public market or otherwise could reduce the prevailing market price of our ordinary shares, as well as make future sales of ordinary shares by us less attractive or not feasible, thus limiting our capital resources.

Our ordinary shares are traded on more than one market and this may result in price variations.

In addition to being traded on the Nasdaq Capital Market, our ordinary shares are also traded on the TASE. Trading in our ordinary shares on these markets take place in different currencies (U.S. dollars on Nasdaq and NIS on the TASE), and at different times (resulting from different time zones, trading days and public holidays in the United States and Israel). The trading prices of our ordinary shares on these two markets may differ due to these and other factors. Any decrease in the price of our ordinary shares on one market could cause a decrease in the trading price of our ordinary shares on the other market.

Because we do not intend to declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment and may not receive any funds without selling their ordinary shares.

We have never declared or paid cash dividends on our ordinary shares and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering for the foreseeable future. In addition, because we do not pay cash dividends, if our shareholders want to receive funds in respect of our ordinary shares, they must sell their ordinary shares to do so.

Unfavorable global or domestic political or economic conditions could adversely affect our business, financial condition or results of operations.

The global economy continues to experience significant volatility, and the economic environment may continue to be, or become, less favorable than that of past years. Higher costs for goods and services, inflation, deflation, the imposition of tariffs or other measures that create barriers to or increase the costs associated with international trade, overall economic slowdown or recession and other economic factors in Israel, the U.S. or in any other markets in which we operate could adversely affect our operations and operating results. Among other matters, the continued risk of a debt default by one or more European countries, related financial restructuring efforts in Europe, and/or evolving deficit and spending reduction programs instituted by the U.S. and other governments could negatively impact the global economy and/or pharmaceutical industry.

In addition, recent political and civil actions in Israel during recent years, resulting from, among other things, proposed changes to certain Israeli constitutional legislation, may have an adverse effect on the Israeli social, economic and political landscape and in turn, on us. However, it is difficult to predict at this time what the effect of such actions will be, if any. Furthermore, although to date we have not been directly impacted by the current military conflict between Russia and Ukraine, this conflict, or any expansion thereof, could disrupt or otherwise adversely impact our operations and those of third parties upon which we rely. Related sanctions, export controls or other actions have been or may in the future be initiated by nations including the United States, the European Union or Russia (e.g., potential cyberattacks, disruption of energy flows, etc.), which could adversely affect our business and the third parties with whom we conduct business. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

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Our shareholders’ rights and responsibilities are governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

Because we are incorporated under Israeli law, the rights and responsibilities of our shareholders are governed by our Articles of Association, as amended from time to time, or Articles, and Israeli law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in U.S.-based corporations. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders and to refrain from abusing its power in the company, including, among other things, in voting at the general meeting of shareholders on certain matters, such as an amendment to a company’s articles of association, an increase of a company’s authorized share capital, a merger of a company and approval of interested party transactions that require shareholder approval. A shareholder also has a general duty to refrain from discriminating against other shareholders. In addition, a controlling shareholder or a shareholder who knows that it possesses the power to determine the outcome of a shareholders’ vote or to appoint or prevent the appointment of an office holder in a company or has another power with respect to a company, has a duty to act in fairness towards such company. Israeli law does not define the substance of this duty of fairness and there is limited case law available to assist in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on our shareholders that are not typically imposed on shareholders of U.S. corporations.

We may lose our FPI status, which would then require us to comply with the Exchange Act’s domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

As a foreign private issuer (“FPI”), we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. Given the change in our business strategy and governance changes disclosed herein and as a result of future changes, we may lose FPI status, which would require us to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers as of the next fiscal year. In order to maintain our current status as an FPI, either (a) a majority of our outstanding voting securities must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our executive officers or directors cannot be U.S. citizens or residents, (ii) more than 50% of our assets must be located outside the United States and (iii) our business must be administered principally outside the United States. If we lose our status as an FPI, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for FPIs. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as an FPI. As a result, we expect that a loss of FPI status would increase our legal and financial compliance costs and is likely to make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

The market price of our ordinary shares may be volatile.

Share price volatility may make it more difficult for you to resell your ordinary shares when you want and at prices you find attractive. Our share price can fluctuate significantly in response to a variety of factors including, among other things:

●	actual or anticipated variations in quarterly results of operations;

●	recommendations by securities analysts;

●	operating and share price performance of other companies that investors deem comparable to us;

●	news reports relating to trends, concerns and other issues in the financial services industry;

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●	perceptions in the marketplace regarding us and/or our competitors;

●	new technology used, or services offered, by competitors;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

●	failure to integrate acquisitions or realize anticipated benefits from acquisitions;

●	changes in valuations of Bitcoin and Bitcoin ETFs;

●	changes in government regulations; and

●	geopolitical conditions such as acts or threats of terrorism, military conflicts or pandemics.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our share price to decrease regardless of operating results.

Risks Related to Our Incorporation and Location in Israel

Conditions in Israel and in the Middle East may adversely affect our operations.

Our headquarters and research and development facilities are located in Israel. Accordingly, we are directly influenced by the political, economic and military conditions affecting Israel. Specifically, we could be adversely affected by:

●	hostilities involving Israel;

●	a full or partial mobilization of the reserve forces of the Israeli army;

●	the interruption or curtailment of trade between Israel and its present trading partners;

●	termination of or reluctancy to enter into agreements with the Company;

●	loss of interest to invest in the Company due to the situation in Israel; and

●	a downturn in the economic, political, social or financial condition in Israel.

Since its establishment in 1948, Israel has been subject to a number of armed conflicts that have taken place between it and its Middle Eastern neighbors. While Israel has entered into peace agreements with both Egypt and Jordan and has entered into several normalization agreements in 2020, known as the Abaraham Accords, with the United Arab Emirates, Bahrain, Sudan and Morocco, Israel has no peace agreement or normalization arrangements with any other neighboring or Arab country. Further, all efforts to improve Israel’s relationship with the Palestinians have failed to result in a permanent peaceful solution, and there have been numerous periods of hostility as well as civil insurrection of Palestinians in the West Bank and the Gaza Strip in recent years. In general, Israel is engaged, from time to time (and more recently during the ongoing “Swords of Iron” war), in armed conflicts with Hamas (a militia group and political party controlling the Gaza Strip), which in some occasions resulted in missiles being fired from the Gaza Strip against civilian targets in various parts of Israel, including areas in which our employees are located, and negatively affected business conditions in Israel.

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On October 7, 2023, the “Swords of Iron” war broke between Israel and the terrorist organizations in the Gaza Strip, following a surprise attack on Israel led by certain armed groups in the Gaza Strip that included massacres, terrorism and crimes against humanity. As of the date hereof, the majority of the fighting is concentrated in the southern region of the State of Israel, and there have been additional active hostilities, including with the Hezbollah (a Shia Islamist political party and militant group based in Lebanon), culminating in a 60-day cease fire agreed to between Israel and the Hezbollah on November 27, 2024, the result of which is uncertain and the Houthi movement which controls parts of Yemen. The Houthi movement in Yemen has targeted marine vessels in the Red Sea, affecting those enroute to Israel or partly owned by Israeli businesses. This has led shipping companies to reroute or halt shipments to Israel. The Red Sea is crucial for Israel’s trade, and disruptions could cause delays in supplier deliveries, longer lead times, and increased costs for freight, insurance, materials, and labor, and have a general adverse effect on the Israeli market. In addition, Israel has experienced hostilities with Iran, which is perceived by Israel as sponsor of Hamas, Hezbollah and the Houthi movement, and which maintains a military presence in Syria and Lebanon (currently to a lesser extent, following the recent fall of the Syrian government in the course of the Syrian civil war) and attacked Israel and has threatened to do so in the future, as well as with Iranian-backed militias in Syria. Additionally, following the fall of the Assad regime in Syria, Israel has conducted limited military operations targeting the Syrian army, Iranian military assets and infrastructure linked to Hezbollah and other Iran-supported groups. Although certain ceasefire agreements have been reached, these agreements failed to be upheld and military activity and hostilities continue to exist at varying levels of intensity, and the situation remains volatile, with the potential for escalation into a broader regional conflict involving additional terrorist organizations and possibly other countries. Also, the fall of the Assad regime in Syria may create geopolitical instability in the region. All these hostilities may escalate in the future into a greater regional conflict. Israel responded to the attacks against it with airstrikes and extensive mobilization of armed forces, including reserves, in the Gaza Strip and in the north of Israel in Lebanon and Syria and with airstrikes in Iran and Yemen. In June 2025, a new round of direct hostilities broke out between Israel and Iran. Iran launched significant missile and drone strikes at Israel and Israel attacked a range of targets in Iran. This escalation has heightened regional instability and has increased security risks across Israel and resulted in significant travel restrictions, facility closures and shelter-in-place orders in Israel and temporary closures of Israeli airspace and port activity.

Our headquarters are located in Lod, which is about 50 kilometers from the Gaza Strip and about 150 kilometers from the western border with Lebanon. Our facilities did not sustain any damage and in accordance with the instructions of the Israeli National Emergency Management Authority, there is currently no limitation or denial of access or activity limitation in our facilities. None of our employees were directly harmed as a result of the war. As of the date hereof, we operate continuously, and so far, the situation in Israel does not have a material effect on our operations and business. We monitor closely the directives of the Israeli National Emergency Management Authority and where needed, make required adjustments to our operations in accordance with such directives.

All the above raise a concern as to the stability in the region which may affect the security, social, economic and political landscape in Israel and therefore could adversely affect our business, financial condition and results of operations.

Furthermore, certain countries, primarily in the Middle East but also in Malaysia and Indonesia, as well as certain companies and organizations in different parts of the world, continue to participate in a boycott of Israeli brands and others doing business with Israel and Israeli companies. The boycott, restrictive laws, policies or practices directed towards Israel or Israeli businesses could, individually or in the aggregate, have a material adverse effect on our business in the future. In addition, should the BDS Movement, the movement for boycotting, divesting and sanctioning Israel and Israeli institutions (including universities) and products become increasingly influential in the United States and Europe, this may also adversely affect our business and financial condition. Further deterioration of Israel’s relationship with the Palestinians or countries in the Middle East could expand the disruption of international trading activities in Israel, may materially and negatively affect our business conditions, could harm our results of operation and adversely affect the share price of our Company. In addition, in January 2024 the International Court of Justice, or ICJ, issued an interim ruling in a case filed by South Africa against Israel in December 2023, in connection with the “Swords of Iron” war, and ordered Israel, among other things, to take steps to provide basic services and humanitarian aid to civilians in Gaza and in November, 2024, the International Criminal Court, or ICC, issued arrest warrants for Israeli Prime Minister Benjamin Netanyahu and former Israeli Minister of Defense Yoav Gallant based on allegations of war crimes. Companies and businesses may terminate, and may have already terminated, certain commercial relationships with Israeli companies following the ICJ and ICC decisions. The foregoing efforts by countries, activists and organizations, particularly if they become more widespread, as well as rulings by the ICJ, ICC and other international tribunals, may materially and adversely impact our business and supply chains. There are concerns that companies and businesses will terminate, and may have already terminated, certain commercial relationships with Israeli companies following the ICJ and the ICC decisions. The foregoing efforts by countries, activists and organizations, particularly if they become more widespread, as well as rulings by the ICJ, ICC and other international tribunals, may adversely impact its ability to cooperate with research institutions and collaborate with other third parties.

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Our business may also be disturbed by the obligation of personnel to perform military service. Our employees who are Israeli citizens are generally subject to a periodic obligation to perform reserve military service, until they reach the age of 40 or 45, depending on their position (currently 41 and 46, respectively, pursuant to a temporary provision enacted in light of the “Swords of Iron” war, or older, for reservists with certain occupations), but during military conflicts, these employees may be called to active duty for long periods of time, as occurred, and may continue to occur, during the “Swords of Iron” war. In response to the increase in violence and terrorist activity in the past years, and especially during the “Swords of Iron” war, there have been, and may continue to be, periods of significant call-ups for military reservists. In case of further regional instability such employees, who may include one or more of our key employees, may be absent for extended periods of time which may materially adversely affect our business.

In addition, recent political and civil actions in Israel which began in early 2023, resulting from, among other things, proposed changes to certain Israeli constitutional legislation, have had and may continue to have an adverse effect on the Israeli social, economic and political landscape and in turn, on us. However, it is difficult to predict at this time what the effect of such actions will be, if any.

Moreover, in September 2024, the international rating agency Moody’s announced the downgrade of Israel’s credit rating to BAA1 (from a level of A2) and also maintained the rating outlook as “negative”. In its report, Moody’s estimated that the broad implications of the “Swords of Iron” war significantly increase the political risks in the State of Israel, weaken the legislative and executive authorities, and significantly impact Israel’s budgetary stability in the foreseeable future.

In October 2024, S&P Global Ratings also announced the downgrade of Israel’s rating from A+ to A, and maintained the rating outlook as “negative”, mainly due to the escalation of tensions between Israel and Iran, as detailed above, and the geopolitical risks that Israel has been dealing with since the outbreak of the “Swords of Iron” war.

We can give no assurance that the political, economic and security situation in Israel will not have a material adverse impact on our business in the future.

Furthermore, our insurance does not cover any loss arising from events related to the security situation in the Middle East. While the Israeli government generally covers the reinstatement value of direct damages caused by acts of war or terror attacks, we cannot be certain that such coverage will be maintained or that it will sufficiently cover our damages.

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USE OF PROCEEDS

We may issue and sell ordinary shares having aggregate gross sales proceeds of up to $1,000,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently anticipate that we will use a substantial portion of the net proceeds from this offering to acquire bitcoin, which constitutes a central component of our corporate strategy and treasury management. The remainder of the proceeds may be used for general corporate and working capital purposes. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve.

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PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

We previously entered into an amended and restated sales agreement (the “sales agreement”) with Chardan and Jett Capital (each an “Agent” and collectively, the “Agents”), under which we may issue and sell our ordinary shares from time to time through Chardan and Jett Capital as our sales agents. Pursuant to this prospectus supplement and accompanying prospectus, we may sell ordinary shares having an aggregate gross sales price of up to $1,000,000,000. Sales of ordinary shares, if any, under this prospectus supplement will be made at market prices by any method that is deemed to be an “at the market offering,” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market or any other trading market for our ordinary shares. We previously filed with the Securities and Exchange Commission (the “SEC”) a separate prospectus supplement, dated July 29, 2025 (the “July 2025 Prospectus Supplement”), for the offer and sale of up to $10,950,000 of our ordinary shares pursuant to a prior sales agreement with Chardan (the “original sales agreement”), under a shelf registration statement on Form F-3, as amended (Registration No. 333-288280). As of the date of this prospectus supplement, we have sold $3,686,360 of our ordinary shares pursuant to the original sales agreement, as amended and restated by the sales agreement, under the July 2025 Prospectus Supplement. An additional $1.0 billion of our ordinary shares are being offered by this prospectus supplement pursuant to the sales agreement, which does not include the ordinary shares that remain available for sale under the July 2025 Prospectus Supplement.

The Agents will offer our ordinary shares subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and the Agents. We will designate the maximum number or amount of ordinary shares to be sold through the Agents on a daily basis or otherwise determine such maximum number or amount together with the Agents. Subject to the terms and conditions of the sales agreement, the Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices to sell on our behalf all of the ordinary shares requested to be sold by us. We may instruct the Agents not to sell ordinary shares if the sales cannot be effected at or above a minimum price designated by us in any such instruction. The Agents or we may suspend the offering of our ordinary shares being made through the Agents under the sales agreement upon proper notice to the other party. The Agents and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time. The offering of our ordinary shares pursuant to the sales agreement will otherwise terminate upon the termination of the sales agreement as provided therein.

The aggregate compensation payable to the designated Agent will be an amount equal to 3.0% of the gross proceeds of any ordinary shares sold through it pursuant to the sales agreement. We have also agreed to reimburse the Agents up to $50,000 of the Agent’s actual outside legal expenses incurred by the Agents in connection with entry into the sales agreement. We have also agreed to reimburse the Agents for certain ongoing fees of the Agents’ legal counsel. In accordance with Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110, these reimbursed fees and expenses are deemed sales compensation to the Agents in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agents under the sales agreement, will be approximately $300,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales of our ordinary shares, will equal our net proceeds for the sale of such ordinary shares. The designated Agent will provide written confirmation to us on each day in which ordinary shares are sold through it as sales agent under the sales agreement. Each confirmation will include the number or amount of shares sold through it as sales agent on that day, the volume-weighted average price of the shares sold, and the net proceeds to us from such sales.

Settlement for sales of ordinary shares will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Any sales of ordinary shares will only be effected by or through a single Agent on any single given trading day.

We will report at least semi-annually the number of ordinary shares sold through the Agents under the sales agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of ordinary shares during the relevant period.

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In connection with the sale of the ordinary shares on our behalf pursuant to the sales agreement, Chardan and Jett Capital will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Chardan and Jett Capital will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Chardan and Jett Capital with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agents, Chardan and Jett Capital will not engage in any transactions that stabilize our ordinary shares.

Our ordinary shares and public warrants are traded on the Nasdaq Capital Market under the symbols “ZOOZ” and “ZOOZW,” respectively. Our ordinary shares are also traded on the TASE under the symbol “ZOOZ.” The transfer agent for our ordinary shares is Continental Stock Transfer & Trust Company. Chardan’s address is One Pennsylvania Plaza, Suite 4800, New York, New York 10119. Jett Capital’s address is 712 Fifth Avenue, 11th Floor, New York, New York 10019.

Jett Capital, Chardan and/or its respective affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

Other Relationships

On July 29, 2025, we entered into (A) that certain securities purchase agreement, dated July 29, 2025, with certain institutional and other accredited investors for an initial private placement transaction, which closed on July 31, 2025 and pursuant to which we sold an aggregate of (i) 1,000,000 ordinary shares, (ii) pre-funded warrants to purchase up to 1,500,000 ordinary shares, and (iii) accompanying warrants to acquire up to 5,000,000 ordinary shares at a purchase price per ordinary share and accompanying warrants of $2.00 and the purchase price per pre-funded warrant and accompanying warrant of $1.999 (the “Initial Private Placement”) and (B) that certain additional securities purchase agreement, dated July 29, 2025, with certain institutional and other accredited investors for a subsequent private placement transaction, which closed on September 26, 2025 and pursuant to which we sold and issued an aggregate of (i) 133,005,000 ordinary shares and (ii) pre-funded warrants to purchase up to 18,000,000 ordinary shares at a purchase price of $1.00 per ordinary share or pre-funded warrant (the “Subsequent Private Placement” and together with the Initial Private Placement, the “Private Placement”). Chardan has received fees in connection with its acting as our placement agent in the Private Placement.

On July 29, 2025, we also entered into a Sales Agreement with Chardan, as sales agent, pursuant to which we may offer and sell, from time to time through Chardan, up to $10.95 million of ordinary shares. Chardan is a member of FINRA and is also acting as our sales agent.

Conflict of Interest

Chardan will act as a sales agent in connection with the offering of the shares. Following shareholder approval of the Subsequent Private Placement (as defined below) on September 19, 2025, Jonas Grossman was elected to serve as a member of our board of directors in connection with the closing of the Subsequent Private Placement. Mr. Grossman is the Co-Founder and President of Chardan. Therefore, Chardan has a “conflict of interest” in this offering within the meaning of Rule 5121 of FINRA, and this offering will be conducted in accordance with FINRA Rule 5121. Chardan may not make sales of ordinary shares in this offering to any of its discretionary accounts without the prior written approval of the account holder. Subject to certain exceptions, FINRA Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of this prospectus and exercise the usual standards of due diligence with respect thereto. Jett Capital has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. We have agreed to indemnify Jett Capital for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that Jett Capital may be required to make for these liabilities. For Jett Capital’s services as a qualified independent underwriter, we will pay Jett Capital an upfront fee of $50,000, and, starting on the one-year anniversary of the sales agreement (provided that the sales agreement is still in effect), we will pay Jett Capital a quarterly $25,000 fee in each quarter that Jett Capital continues to act as a qualified independent underwriter, with such quarterly fees payable on the first business day of each quarter up to an aggregate amount of $300,000.

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LEGAL MATTERS

Certain legal matters of U.S. securities law relating to this offering will be passed upon for us by Cooley LLP, New York, New York. The validity of the ordinary shares and certain other legal matters as to Israeli law will be passed upon for us by Shibolet & Co., Law Firm, Tel-Aviv, Israel. Chardan Capital Markets LLC and Jett Capital Advisors, LLC are being represented in connection with this offering by Goodwin Procter LLP, New York, New York, with respect to U.S. federal law, and Sullivan & Worcester LLP, Tel-Aviv, Israel, with respect to Israeli law.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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EXPENSES

The following table sets forth the estimated expenses of this offering payable by us, excluding commissions and reimbursement of expenses, in connection with the offering of our ordinary shares registered under the registration statement of which this prospectus forms a part.

Printer fees and expenses	15,000
Legal fees and expenses	225,000
Accounting fees and expenses	40,000
Miscellaneous	15,000
Total	$300,000

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of ordinary shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as other companies not deemed to be a “foreign private issuer” whose securities are registered under the Exchange Act.

You can review the registration statement, including the related exhibits and schedules, as well as any document we file or furnish with the SEC without charge by accessing the SEC’s website at www.sec.gov.

We also maintain a website at www.zoozpower.com, through which you can access certain SEC filings. The information on, or accessible through, our website is not incorporated by reference into this prospectus supplement, is not considered a part of this prospectus supplement and should not be relied upon with respect to this offering.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 7, 2025;

●	our Reports on Form 6-K filed on February 26, 2025, February 27, 2025, March 3, 2025, March 6, 2025, March 18, 2025, March 24, 2025, May 21, 2025, June 23, 2025, July 29, 2025 (first), July 29, 2025 (second), August 6, 2025, August 8, 2025, August 14, 2025, August 29, 2025, September 9, 2025, September 19, 2025 and September 30, 2025; and

●	the description of our ordinary shares contained in our Form 8-A filed on April 4, 2024 (File No. 000-42005), as updated by the description of our securities filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024 filed on March 7, 2025, including any amendments or reports filed for the purpose of updating the description.

All subsequent annual reports on Form 20-F and all subsequent reports on Form 6-K filed by us, that are identified by us as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering under this prospectus supplement. Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our annual reports on Form 20-F and reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.zoozpower.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. A copy of this prospectus supplement and the accompanying prospectus are available on the Israel Securities Authority’s magna website, www.magna.isa.gov.il. You may request, orally or in writing, a copy of these documents, including a copy of the information incorporated by reference into this prospectus supplement and accompanying prospectus, which will be provided to you at no cost, by contacting:

Jordan Fried

Chief Executive Officer

ZOOZ Power Ltd.

4B Hamelacha St.

Lod 7152008, Israel

Phone: +972 (8) 6805566

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PROSPECTUS

Up to $1,000,000,000

Ordinary Shares

Debt Securities

Rights

Warrants

Units

We may offer and sell from time to time in one or more offerings our ordinary shares, debt securities, rights, warrants and units comprising any combination of these securities having an aggregate offering price up to $1,000,000,000.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering and the securities offered. Any prospectus supplement may also add, update or change information contained in the prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities.

Our ordinary shares and public warrants are traded on The Nasdaq Capital Market under the symbols “ZOOZ” and “ZOOZW,” respectively. Our ordinary shares are also traded on the Tel Aviv Stock Exchange under the symbol “ZOOZ.” The closing sale price of our ordinary shares on The Nasdaq Capital Market on September 26, 2025 and on the Tel Aviv Stock Exchange on September 28, 2025, was $2.19 and NIS 7.06 ($2.10 at a current exchange rate of $1 to NIS 3.366, in accordance with the $-NIS exchange rate published by the Bank of Israel on September 28, 2025), per share, respectively. The currency in which our shares are traded on the Tel Aviv Stock Exchange is the NIS.

An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 6 of this prospectus and under similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is September 30, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, rights, warrants or units comprising any combination of these securities, in one or more offerings up to a total dollar amount of $1,000,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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DEFINITIONS

Unless the context otherwise requires, the following definitions apply throughout:

●	references to “ZOOZ Power,” “ZOOZ”, the “Company,” “us,” “we”, “our” and the “Registrant” refer to ZOOZ Power Ltd., an Israeli company, and its subsidiary (unless otherwise indicated);

●	references to “ordinary shares,” “our shares” and similar expressions refer to the Registrant’s ordinary shares, NIS 0.00286 nominal (par) value per share;

●	references to “public warrants” refer to the warrants to acquire our shares, listed on the Nasdaq under the symbol “ZOOZW”;

●	references to “dollars,” “U.S. Dollars”, “USD” and “$” are to United States Dollars;

●	references to “shekels” and “NIS” are to New Israeli Shekels, the Israeli currency;

●	references to the “Companies Law” are to the Israeli Companies Law, 5759-1999;

●	references to the “Securities Law” are to the Israeli Securities Law, 5728-1968;

●	references to the “SEC” are to the U.S. Securities and Exchange Commission; and

●	references to the “Nasdaq Rules” are to rules of the Nasdaq Capital Market.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

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PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

ZOOZ Power Ltd.

Overview

In July 2025, we adopted bitcoin as our primary treasury reserve asset on an ongoing basis, subject to market conditions and our anticipated cash needs. Our strategy includes acquiring and holding bitcoin using cash flows from operations that exceed working capital requirements, and from time to time, subject to market conditions, issuing equity or debt securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin, such as in the Private Placement (as defined below). We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional bitcoin purchases. This overall strategy also contemplates that we may periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, enter into additional capital raising transactions, including those that could be collateralized by its bitcoin holdings, and consider pursuing strategies to create income streams or otherwise generate funds using its bitcoin holdings.

We view bitcoin as a reliable store of value and a compelling investment. We believe bitcoin has unique characteristics as a scarce and finite asset that can serve as a reasonable inflation hedge and safe haven amid global instability. We believe that the growing global acceptance and “institutionalization” of bitcoin supports its view that bitcoin is a reliable store of value. We believe that bitcoin’s unique attributes not only differentiate it from fiat money, but also from other cryptocurrency assets, and for that reason, we have no plans to purchase cryptocurrency assets other than bitcoin. We do not currently intend to hedge our bitcoin holdings and have not adopted a hedging strategy with respect to bitcoin. However, we may from time to time engage in hedging strategies as part of our treasury management operations if deemed appropriate.

In addition to the Bitcoin treasury strategy described above, we will continue to operate and commercialize our existing technology in the market of charging infrastructure for electric vehicles and in the field of ultra-fast charging for electric vehicles. In addition, we are exploring additional strategic alternatives to fully capitalize on our advanced, patented flywheel technology particularly in the field of defense technology.

Overview of the Bitcoin Industry and Market

Bitcoin is a digital asset that is issued by and transmitted through an open-source protocol, known as the bitcoin protocol, collectively maintained by a peer-to-peer network of decentralized user nodes. This network hosts a public transaction ledger, known as the bitcoin blockchain, on which bitcoin holdings and all validated transactions that have ever taken place on the bitcoin network are recorded. Balances of bitcoin are stored in individual “wallet” functions, which associate network public addresses with one or more “private keys” that control the transfer of bitcoin. The bitcoin blockchain can be updated without any single entity owning or operating the network.

We are encouraged by the growing global acceptance and “institutionalization” of bitcoin – reflected by the SEC approval of 11 bitcoin exchange-traded funds (“ETFs”) in January 2024. These ETFs have reported billions of dollars of net inflows, with investments from a large number of institutions, including global banks, pensions, endowments and registered investment advisors. It is currently estimated that more than 10% of all bitcoins are now held by institutions.

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Creation of New Bitcoin and Limits on Supply

New bitcoin is created and allocated by the bitcoin protocol through a “mining” process that rewards users that validate transactions in the bitcoin blockchain. Validated transactions are added to the bitcoin blockchain in “blocks” approximately every 10 minutes. The mining process serves to validate transactions and secure the bitcoin network. Mining is a competitive and costly operation that requires a large amount of computational power to solve complex mathematical algorithms. This expenditure of computing power is known as “proof of work.” To incentivize miners to incur the costs of mining bitcoin, the bitcoin protocol rewards miners that successfully validate a block of transactions with newly generated bitcoin. The bitcoin protocol limits the total number of bitcoin that can be generated over time to 21 million. As part of bitcoin’s coin issuance, miners are rewarded a certain amount of bitcoins whenever a block is produced. When bitcoin first started, 50 bitcoins per block were given as a reward to miners. After every 210,000 blocks are mined (approximately every four years), the block reward halves and will keep on halving until the block reward per block becomes 0 (approximately by year 2140). The block reward as of June 30, 2025 is 3.125 bitcoins per block and will decrease to 1.5625 bitcoins per block after the next halving.

Modifications to the Bitcoin Protocol

Bitcoin is an open-source network that has no central authority, so no one person can unilaterally make changes to the software that runs the network. However, there is a core group of developers that maintain the main software client for the bitcoin protocol known as Bitcoin Core as well as various bitcoin end-user software, and they can propose changes to the source code and release periodic updates and other changes. Unlike most software that has a central entity that can push updates to users, bitcoin is a peer-to-peer network in which individual network participants, called miners or nodes, decide whether to upgrade the software and accept the new changes. As a practical matter, a modification becomes part of the bitcoin protocol only if the proposed changes are accepted by participants collectively having the most processing power, known as hash rate, on the network. If a certain percentage of the nodes reject the changes that impact the consensus rules of the network, then a “fork” takes place and participants can choose the version of the software they want to run.

Forked or Airdropped Asset Policy

We intend to claim forked or airdropped assets we may be eligible to receive by virtue of owning bitcoin, to the extent facilitated by our custodians. We may not immediately or ever have the ability to withdraw a forked or airdropped asset we may be eligible to receive by virtue of bitcoins that we intend to hold with our custodians. Future forks may occur at any time. A fork can lead to a disruption of the bitcoin network, cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of its assets.

Forms of Attack Against the Bitcoin Network and Wallets

Blockchain technology has many built-in security features that make it difficult for hackers and other malicious actors to corrupt the protocol or blockchain. However, as with any computer network, the bitcoin network may be subject to certain attacks. Some forms of attack include unauthorized access to wallets that hold bitcoin and direct attacks on the network, like “51% attacks” or “denial-of-service attacks” on the bitcoin protocol.

Bitcoin is designed to be controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. Private keys used to access bitcoin balances are not widely distributed and are typically held on hardware (which can be physically controlled by the holder or by a third party such as a custodian) or via software programs on third-party servers. One form of obtaining unauthorized access to a wallet occurs following a phishing attack where the attacker deceives the victim and manipulates them into sharing their private keys for their digital wallet or other sensitive information. Other similar attacks may also result in the loss of private keys and the inability to access, and effective loss of, the corresponding bitcoin. See below “Risk Factors—We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.”

A “51% attack” may occur when a group of miners attain more than 50% of the bitcoin network’s mining power, thereby enabling them to control the bitcoin network and protocol and manipulate the blockchain. A “denial-of-service attack” occurs when legitimate users are unable to access information systems, devices, or other network resources due to the actions of a malicious actor flooding the network with traffic until the network is unable to respond or crashes. The bitcoin network has been, and can be in the future, subject to denial-of-service attacks, which can result in temporary delays in block creation and in the transfer of bitcoin. See below “Risk Factors—Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.”

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Bitcoin Industry Participants

The primary bitcoin industry participants are miners, investors and traders, digital asset exchanges and service providers, including custodians, brokers, payment processors, wallet providers and financial institutions.

Miners. Miners range from bitcoin enthusiasts to professional mining operations that design and build dedicated mining machines and data centers, including mining pools, which are groups of miners that act cohesively and combine their processing power to mine bitcoin blocks. See “Creation of New Bitcoin and Limits on Supply” above.

Investors and Traders. Bitcoin investors and traders include individuals and institutional investors who, directly or indirectly, purchase, hold, and sell bitcoin or bitcoin-based derivatives. On January 10, 2024, the SEC issued an order approving several applications for the listing and trading of shares of spot bitcoin exchange-traded products (“ETPs”) on U.S. national securities exchanges. While the SEC had previously approved ETFs where the underlying assets were bitcoin futures contracts, this order represents the first time the SEC has approved the listing and trading of ETPs that acquire, hold and sell bitcoin directly. ETPs can be bought and sold on a stock exchange like traditional stocks, and provide investors with another means of gaining economic exposure to bitcoin through traditional brokerage accounts.

Digital Asset Exchanges. Digital asset exchanges provide trading venues for purchases and sales of bitcoin in exchange for fiat or other digital assets. Bitcoin can be exchanged for fiat currencies, such as the U.S. dollar, at rates of exchange determined by market forces on bitcoin trading platforms, which are not regulated in the same manner as traditional securities exchanges. In addition to these platforms, over-the-counter markets and derivatives markets for bitcoin also exist. The value of bitcoin within the market is determined, in part, by the supply of and demand for bitcoin in the global bitcoin market, market expectations for the adoption of bitcoin as a store of value, the number of merchants that accept bitcoin as a form of payment, and the volume of peer-to-peer transactions, among other factors. For a discussion of risks associated with digital asset exchanges, see below “Risk Factors—Due to the currently unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.”

Service providers. Service providers offer a multitude of services to other participants in the bitcoin industry, including custodial and trade execution services, commercial and retail payment processing, loans secured by bitcoin collateral, and financial advisory services. If adoption of the bitcoin network continues to materially increase, the Company anticipates that service providers may expand the currently available range of services and that additional parties will enter the service sector for the bitcoin network.

Execution of Bitcoin Transactions

We expect to purchase our bitcoin through multiple bitcoin trade execution, or liquidity providers, who may also serve as custodians of our bitcoin using time-weighted average price over a prearranged time period (“TWAP”) pricing and purchasing methodology. We may also in the future acquire or dispose of bitcoin via trade orders executed on exchanges such as Coinbase. Our liquidity providers and custodians are expected to be regulated and licensed entities that operate under high security, regulatory, audit and governance standards. We expect to transact with multiple liquidity providers and custodians for both trade execution and custodial services to spread our risk and to limit our exposure to any single service provider or counterparty.

In selecting our liquidity providers, we will evaluate regulatory status, pricing, annual trading volume, security and customer service. We will also leverage the due diligence we conduct in connection with our custodial arrangements when conducting due diligence on its liquidity providers.

The prearranged periods over which trades may be executed vary in length depending on the amount of bitcoin to be purchased and other factors, and are selected because they are expected to have lower price volatility and higher market liquidity, thereby limiting cost and pricing risks. Our liquidity providers may use TWAP in their trading algorithms to execute large orders of bitcoin, without significantly affecting market price, by breaking large orders into several smaller orders that are independently traded at different time intervals in a generally linear fashion across different trading venues our liquidity providers select. As our agents, our liquidity providers may use their discretion to select the counterparties to the transactions as well as the trading venues and platforms on which they execute trades on our behalf, and they may execute trades via cryptocurrency exchanges or in over-the-counter transactions. Our liquidity providers may calculate TWAP using any number of resources, including various trading platforms. Our liquidity providers have policies and procedures pursuant to which they conduct trades with institutions that possess licenses or registrations to the extent required by their activities and have been AML/KYC approved pursuant to our liquidity providers’ internal programs. We may in the future utilize TWAP pricing or another pricing methodology in connection with the execution of its bitcoin trades.

We will share updates on the implementation of our Bitcoin treasury strategy on our website, on social media platforms such as X, and in our SEC filings.

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Custody of Our Bitcoin

We intend to hold all of our bitcoin in custodial accounts at U.S.-based, institutional-grade custodians (who may hold our bitcoin in the United States or other territories) that have demonstrated records of regulatory compliance and information security. Our custodians may also serve as liquidity providers.

We will select our custodians after undertaking a due diligence process pursuant to which it evaluates, among other things, the quality of their security protocols, including the multifactor and other authentication procedures designed to safekeep our bitcoin that they may employ, as well as other security, regulatory, audit and governance standards.

We anticipate that our custodians will have access to the private key information associated with our bitcoin, or private keys, and they shall deploy security measures to secure our bitcoin holdings such as advanced encryption technologies, multi-factor identification, and a policy of storing its private keys in redundant, secure and geographically dispersed facilities. We anticipate that we will never store, view or directly access our private keys. The operational procedures of our custodians will be reviewed periodically by third-party advisors. All movement of our bitcoin by our custodians will be coordinated, monitored and audited. Our custodians’ procedures to prove control over the digital assets they hold in custody will also examined by our auditors. Additionally, we will periodically verify our bitcoin holdings by reconciling our custodial service ledgers to the public blockchain.

Corporate Information

Our legal and commercial name is ZOOZ Power Ltd. We were incorporated in the State of Israel on February 5, 2013, as an Israeli corporation and operate under the Israeli Companies Law, 5759-1999, as amended together with all regulations promulgated thereunder (the “Companies Law”).

Our registered office and principal place of business is located at ZOOZ Power Ltd., 4B Hamelacha St., Lod 7152008, Israel. Our telephone number in Israel is +972 (8) 6805566. Our website address is www.zoozpower.com. The information on, or accessible through, our website or any other website referenced herein is not incorporated by reference into this prospectus, is not considered a part of this prospectus and should not be relied upon with respect to this offering.

Israel Innovation Authority

The government of Israel encourages research and development projects in Israel through the Israel Innovation Authority (the “IIA”), pursuant to and subject to the provisions of the Israeli Law for the Encouragement of Industrial Research and Development of 1984 (the “Innovation Law”) and the terms of the grants received under such projects.

Under the Innovation Law, research and development projects which are approved by the Research Committee of the IIA are eligible for grants, in exchange for payment of royalties from revenues generated by the sale of products (and related services) developed within the framework of such approved project and subject to compliance with certain requirements and restrictions under the Innovation Law, which must generally continue to be complied with even following full repayment of all amounts payable to the IIA in royalties.

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We received grants from the IIA for certain projects and may receive additional grants in the future. Under the terms of the grants received, we are required to pay royalties of 3% (which in some cases may be up to 5% pursuant the provisions of the Innovation Law) of the revenues it generates from its products which incorporate IIA funded know-how or as otherwise designated by the applicable IIA programs, approvals and the Innovation Law, until 100% of the grant is repaid (plus, as follows: (i) with respect to grants received on or after January 1, 1999 and until December 31, 2023, the applicable interest is (a) LIBOR interest until December 31, 2023, and (b) from January 1, 2024, the 12 months Term SOFR interest as published on the first trading day of each year by CME Group, or by any other party authorized by the Federal Reserve, or in alternative publication by the Bank of Israel, together with an additional 0.71513% to the applicable interest rate, and (ii) with respect to grants received on or after January 1, 2024, the applicable interest shall be the 12 months Term SOFR interest as detailed in section (b) above). As of June 30, 2025, we have received grants from the IIA in the principal amount of NIS 4.1 million (approximately $1.16 million, based on the $/NIS representative exchange rate as published by the Bank of Israel on June 30, 2025; the “Exchange Rate”). Therefore, as of June 30, 2025, our contingent obligation for royalties to the IIA, net of royalties already paid or accrued, is NIS 2.6 million (approximately $0.8 million based on the Exchange Rate), including accumulated interest to such date.

For a description of our obligations in connection with the grants from the IIA under the Innovation Law, see Item 4 “Information On The Company — Business Overview — Research and Development Grants — Research and Development - Grants received from the IIA” and Item 4 “Information On The Company — Business Overview — Government Regulations — Other Regulations” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 which is incorporated herein by reference.

Israeli Ministry of Energy

We received a grant from the Israeli Ministry of Energy (the “MOE”), governed by a grant agreement with the MOE (the “Grant Agreement”) under a certain research and development program approved by the MOE (the “MOE Approved Program”) in an aggregate amount of $0.17 million (based on the Exchange Rate).

Under the Grant Agreement, we are required to pay royalties to the State of Israel at rate of 5% from any income derived from the commercialization of know-how resulting from the MOE Approved Program and the IP resulting from the MOE Approved Program, directly or indirectly, including related services, up to the grant amount linked to the consumer price index plus the accountant general’s interest (whether such income is obtained by us or by a corporation acting on our behalf, connected thereto or partnered therewith).

In addition, pursuant to the Grant Agreement, we are required to inform the MOE of any additional funding/investment offered to us prior to the execution of the applicable investment/funding agreement, together with a certain notice issued by the relevant investor/funder under which it represents that it is aware of the MOE Agreement and the MOE’s rights under such agreement.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

●	to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our business combination, (b) in which our total annual gross revenue exceeds $1.235 billion, or (c) in which we meet the SEC’s definition of a large accelerated filer, meaning, among other things, that the market value of its common equity held by non-affiliates exceeded $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities over any rolling three-year period. References to “emerging growth company” in this prospectus supplement have the meaning associated with that term under the JOBS Act.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

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RISK FACTORS

Investing in our securities may involve a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume,” “potential,” “likely,” “confident” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus, any supplements to this prospectus and the documents incorporated by reference herein under the caption “Risk Factors,” including those in our most recent Annual Report on Form 20-F and any updated in our Reports on Form 6-K, including our Report on Form 6-K filed on July 29, 2025, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the prospectus supplement relating to the specific offering.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use a substantial portion of the net proceeds from the sale of securities under this prospectus to acquire bitcoin, which constitutes a central component of our corporate strategy and treasury management. The remainder of the proceeds may be used for general corporate purposes, including capital expenditures and working capital, as determined by our Board of Directors (the “Board”) in its sole discretion. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, rights, warrants to purchase ordinary shares and units comprising any combination of these securities.

In this prospectus, we refer to the ordinary shares, debt securities, rights, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $1,000,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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DESCRIPTION OF ORDINARY SHARES

A summary of the material provisions governing ZOOZ’s share capital is described below. This summary is not complete and should be read together with ZOOZ’s Amended and Restated Articles of Association, which is on file with the SEC (the “Articles”). See “Where You Can Find More Information.”

General

This section summarizes the material rights of ZOOZ shareholders under Israeli law, and the material provisions of the Articles.

Our authorized share capital is NIS 2,860,000 divided into 1,000,000,000 ordinary shares, nominal (par) value NIS 0.00286 per share. As of September 26, 2025, we had 153,472,712 ordinary shares issued and outstanding.

The Nasdaq Capital Market and the Tel Aviv Stock Exchange

Our ordinary shares are listed on each of The Nasdaq Capital Market and the Tel Aviv Stock Exchange under the symbol “ZOOZ”.

Rights Attached to Our Shares

Subject to our Articles, fully paid ordinary shares confer on the holders thereof rights to attend and to vote at general meetings of the shareholders. Subject to the rights of holders of shares with limited or preferred rights which may be issued in the future, our ordinary shares confer upon the holders thereof equal rights to receive dividends and to participate in the distribution of our assets upon our winding-up, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividends are being paid or such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. No preferred shares are currently authorized. All outstanding ordinary shares are validly issued and fully paid.

Voting Rights

Subject to the provisions of our Articles, holders of ordinary shares have one vote for each ordinary share held by such shareholder of record, on all matters submitted to a vote of shareholders. Shareholders may vote in person, by proxy or by proxy card. Alternatively, shareholders who hold shares through members of the Tel Aviv Stock Exchange may vote electronically via the electronic voting system of the Israel Securities Authority (“Electronic Vote”). These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. As our ordinary shares do not have cumulative voting rights in the election of directors, the holders of the majority of the shares present and voting at a shareholders meeting have the power to elect all of our directors. In the event that we cease meeting the Opt Out Criteria (which is the criteria for a relief provided under the Israeli Companies Regulations (Alleviation for Public Companies whose shares are Traded on the Stock Exchange Outside of Israel), 2000) (the “Alleviation Regulations”) from the requirement to appoint external directors and from the rules governing the composition of the audit and compensation committees under the Companies Law, provided that we do not have a controlling shareholder and we continue to comply with the U.S. securities laws and Nasdaq Listing Rules applicable to U.S. domestic issuers regarding the independence of the board of directors and the composition of the audit and compensation committees (the “Opt Out Criteria”), or if our Board shall decide to opt in the requirement to elect and have external directors and comply with the composition criteria of the audit and compensation committees under the Companies Law, the external directors will be elected by a special majority vote, as set forth under the Companies Law.

Transfer of Shares

Our ordinary shares which have been fully paid-up are transferable by submission of a proper instrument of transfer together with the certificate of the shares to be transferred and such other evidence of title, as our Board may require, unless such transfer is prohibited by another instrument or by applicable securities laws.

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Dividends

Under the Companies Law, dividends may be distributed only out of profits available for dividends as determined by the Companies Law (the “profit test”), provided that there is no reasonable concern that the distribution will prevent the company from being able to meet its existing and anticipated obligations when they become due (the “liquidity test”). If the company does not meet the profit test, a court may nevertheless allow the company to distribute a dividend, as long as the court is convinced that there is no reasonable concern that such distribution will prevent the company from being able to meet the liquidity test.

Notwithstanding the foregoing, following the adoption of certain amendments to the Alleviation Regulations, dated March 12, 2024 (the “Amended Alleviation Regulations”), a company entitled to avail itself of the Amended Alleviation Regulations, like us, may effect a distribution by means of buying our own securities (which is considered a dividend distribution under the Companies Law) upon meeting only the liquidity test and without the need to meet the profit test or seek Israeli court approval and after complying with certain procedural requirements set forth in the Amended Alleviation Regulations.

Our Articles provide that our Board may, subject to the Companies Law, from time to time, declare and cause the Company to pay such dividends as may appear to the Board to be justified by the profits of our Company. Subject to the rights of the holders of shares with preferential, special or deferred rights that may be authorized in the future, our profits which shall be declared as dividends shall be distributed according to the proportion of the nominal (par) value paid up or credited as paid up on account of the shares held at the date so appointed by the Company and in respect of which such dividend is being paid, without regard to the premium paid in excess of the nominal (par) value, if any. The declaration of dividends does not require shareholders’ approval.

To date, we have not declared or distributed any dividend, and we do not intend to pay cash dividends on our ordinary shares in the foreseeable future.

Liquidation Rights

In the event of our winding up on liquidation or dissolution, subject to applicable law and after satisfaction of liabilities to creditors, our assets available for distribution among the shareholders shall be distributed to the holders of ordinary shares in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such distribution is being made, without regard to any premium paid in excess of the nominal value, if any. This liquidation right may be affected by the grant of limited or preferential rights as to liquidation to the holders of a class of shares that may be authorized in the future.

Redemption Provisions

We may, subject to applicable law and to our Articles, issue redeemable shares and redeem the same upon such terms and conditions as determined by our Board.

Limitation of Liability

Under our Articles, shareholder liability is limited so that each shareholder is only liable for the repayment of its shares’ par value. If the Company allots shares at a lower consideration than the shares’ par value, as stated in Section 304 of the Companies Law, each shareholder’s liability will be limited to paying off the reduced consideration amount due to each share allotted to them.

Modification of Class Rights

Our Articles provide that we may amend the Articles in order to increase, consolidate or divide or otherwise amend our share capital by a simple majority of the voting power present at a shareholders meeting as currently provided in our Articles or by such other majority as shall be set forth in our Articles from time to time.

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Pursuant to our Articles, if at any time our share capital is divided into different classes of shares, the Company may, by a resolution adopted by a simple majority of the voting power at an applicable shareholders meeting and unless the allotment terms of this class of shares stipulate otherwise, revoke, convert, expand, add, reduce, amend, or otherwise alter the rights attached to a class of Company shares, as long as all holders of shares of that class give their written consent to do so, or as the class meeting of shareholders of that class passes a resolution to do so by an ordinary majority of votes, or, if stipulated otherwise in the allotment terms of a certain class of Company shares, as stipulated.

Limitations on the Rights to Own Securities

Our Articles and Israeli law do not restrict the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, though such ownership is prohibited under applicable law with respect to subjects of nations which are in a state of war with Israel.

Changes in Authorized Share Capital

Our Articles enable us, among others, to increase or reduce our authorized share capital. Any such changes are subject to the provisions of the Companies Law and our Articles and must be approved by a resolution duly passed by a simple majority of our shareholders at a general meeting by voting on such change in capital.

Shareholders’ Meetings and Resolutions

Our Articles and the Companies Law provide that our annual general meeting shall be held once every calendar year at such time (within a period of not more than fifteen months after the last preceding annual general meeting), and place determined by our Board. Our Board may, in its discretion, convene additional extraordinary shareholders meetings and, pursuant to the Companies Law, as supplemented by the Alleviation Regulations, and our Articles, must convene a meeting upon the demand of: (a) two directors or one quarter of the directors in office; or (b) the holder or holders of (i) 5% or more of our issued share capital and one percent or more of our voting rights; or (ii) 5% or more of our voting rights (and the Amended Alleviation Regulations provide that the board of directors must convene a meeting upon the demand of at least 10% of the issued share capital and at least one percent of the voting rights, or at least 10% of the voting rights). All demands for shareholders meetings must set forth the items to be considered at that meeting. If the board of directors does not convene a meeting upon a valid demand of any of the above, then the persons who made the demand, and in the case of shareholders, part of such demanding shareholders holding at least half of the voting rights of such demanding shareholders, may convene a meeting of the shareholders to be held within three months of the demand. Alternatively, upon petition by the individuals making the demand, a court may order that a meeting be convened.

The chairman of the board of directors, or any other director or office holder of the Company which may be designated for this purpose by the board of directors, shall preside as chairman at each of our general meetings. If there is no such chairman, or if the appointed chairman is unwilling to take the chair, or if he shall have indicated in advance that he will not be attending, or if at any meeting such chairman is not present within 15 minutes after the time fixed for holding the meeting, then those present at the meeting shall choose someone present to be chairman of the meeting. The office of chairman shall not, by itself, entitle the holder thereof to vote at any general meeting nor shall it entitle a second or casting vote.

According to regulations promulgated pursuant to the Companies Law and governing the terms of notice and publication of shareholder meetings of public companies (the “General Meeting Regulations”) holder(s) of at least 1% of the company’s voting rights may propose any matter appropriate for deliberation at a shareholder meeting to be included on the agenda of a shareholder meeting, unless such proposal refers to election or removal of a director, which requires such holder(s) to hold at least 5% of the company’s voting rights, as set forth in the Amended Alleviation Regulations. Such proposal may be submitted within seven days of publicizing the convening of a shareholder meeting, or within fourteen days, if the company publishes at least 21 days prior to publicizing the proxy materials for a shareholder meeting, a preliminary notice stating its intention to convene such a meeting with all required information. Any such proposal must further comply with the information requirements under applicable law and our Articles, and in the event that such shareholders propose to appoint directors for service on the company’s board of directors, the proposal must include information regarding the director candidates as well as certain declarations of the director candidates, as required pursuant to the General Meeting Regulations. The agenda for a shareholder meeting is determined by the board of directors and must include matters in respect of which the convening of a shareholder meeting was demanded and any matter requested to be included by holder(s) of the required company’s voting rights, as detailed above.

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Pursuant to the Companies Law and the General Meeting Regulations shareholder meetings generally require prior notice of not less than 21 days, and not less than 35 days in certain cases. Pursuant to our Articles, we are not required to deliver or serve notice of a general meeting or of any adjournments thereof to any shareholder. However, subject to applicable law and stock exchange rules and regulations, we will publicize the convening of a general meeting in any manner reasonably determined by us, and any such publication shall be deemed duly made, given and delivered to all shareholders on the date on which it is first made, posted, filed or published in the manner so determined by us in our sole discretion.

The function of the general meeting is to elect directors, discuss the financial statement and the reports of the directors, appoint external auditor and approve its remuneration, approve certain interested party transactions requiring general meeting approval as provided in the Companies Law, approve the Company’s merger, approve increases and decreases in the Company’s authorized share capital as provided in the Companies Law, exercise of the powers of the board of directors if the board of directors is unable to exercise its powers and the exercise of any of its powers is vital for the Company’s proper management, approve the liquidation, dissolution or winding up of the Company approve amendments of the Articles and transact any other business which under our Articles or applicable law may be transacted by the shareholders of the Company in a general meeting.

Pursuant to our Articles, the quorum required for a meeting of shareholders consists of at least one shareholder, present in person, by proxy, by proxy card or by Electronic Vote and holding shares conferring in the aggregate 25% or more of the voting power of the Company. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the following week at the same time and place or to such other later day, time and place as the board of directors may determine and specify in the publication with respect to the meeting. At the adjourned meeting, the quorum required for a meeting of shareholders consists of at one shareholder, present in person, by proxy, by proxy card or by Electronic Vote and holding shares conferring in the aggregate 25% or more of the voting power of the Company. If within half an hour from the time appointed to the adjourned meeting a quorum is not present, any number of participants will constitute a quorum present, in person, by proxy, by proxy card or by Electronic Vote; provided, however, that extraordinary general meeting which was convened by the Board upon the demand of shareholders or directors then in office, as detailed above, or directly by such shareholders or directors, in accordance with the terms of the Companies Law, shall be cancelled.

Generally, under the Companies Law and our Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at the meeting, in person, by proxy, by proxy card or by Electronic Vote, and voting on the matter, unless a different majority is required by law or pursuant to our Articles such as resolutions for concerning certain related party transactions as set forth in Sections 267 and 270-275 of the Companies Law.

Change of Control

Merger

Under the Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required, unless determined otherwise by the court. Similarly, unless an Israeli court determines otherwise, a merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting (abstentions are disregarded), after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including by the relatives of, or corporations controlled by, these persons. In approving a merger, the board of directors of both merging companies must determine that there is no reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy its obligations to its creditors. Similarly, upon the request of a creditor of either party to the proposed merger, an Israeli court may prevent or delay the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy the obligations of the merging parties. A court may also issue other instructions for the protection of the creditors’ rights in connection with a merger. Further, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposals for the approval of the merger were filed with the Israeli registrar of companies; and (ii) 30 days have passed since the merger was approved by the shareholders of each party.

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Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval for the purpose of allowing the purchaser to hold more than 25% of the voting rights in the company if there is no other holder of 25% or more of the voting rights in the company, or 45% of the voting rights in the company if there is no other holder of 45% or more of the voting rights in the company, as the case may be, (ii) was from a shareholder holding 25% or more of the voting rights in the company and resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the special tender offer).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or to abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer and may further negotiate with third parties in order to obtain a competing offer. Shares purchased in contradiction to the tender offer rules under the Companies Law will have no rights and will become dormant shares.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Significant Private Placement

Under the Companies Law, a significant private placement of securities requires approval by the board of directors and the shareholders by a simple majority. A private placement is considered a significant private placement if it results in a person becoming a controlling shareholder, or if all of the following conditions are met: the securities issued amount to 20% or more of the company’s outstanding voting rights before the issuance; some or all of the consideration is other than cash or listed securities or the transaction is not on market terms; and the transaction will increase the relative holdings of a shareholder who holds 5% or more of the company’s outstanding share capital or voting rights or will cause any person to become, as a result of the issuance, a holder of more than 5% of the company’s outstanding share capital or voting rights. Notwithstanding, in accordance with the Alleviation Regulations, the provisions of the Companies Law governing the approval of significant private placements will not apply to Israeli public companies which are listed for trading on certain stock exchanges outside of Israel (including the Nasdaq) if applicable law in the foreign jurisdiction in which the company’s securities are so listed for trading includes rules governing a private placement and the company follows such rules as applicable to companies incorporated in such foreign jurisdiction.

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Full Tender Offer

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, the acquirer will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class. The Companies Law also generally provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order for all of the shares that the purchaser offered to purchase be transferred to him by operation of law, one of the following needs to have occurred: (i) the shareholders who declined or do not respond to the tender offer hold less than 5% of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the tender offer accepted the offer, or (ii) the shareholders who declined or do not respond to the tender offer hold less than 2% of the company’s outstanding share capital or of the relevant class of shares.

A shareholder that had his or her shares so transferred, whether he or she accepted the tender offer or not, has the right, within six months from the date of acceptance of the tender offer, to petition the court to determine that the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, the purchaser may provide in its offer that shareholders who accept the tender offer will not be entitled to such rights.

If the conditions set forth above are not met, the purchaser may not acquire additional shares of the company from shareholders who accepted the tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital. The above restrictions apply, in addition to the acquisition of shares, to the acquisition of voting power.

Forum for Adjudication of Disputes

Our Articles provide that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Securities Law, shall be the Tel Aviv District Court (Economic Division) in the State of Israel (or, if the Tel Aviv District Court does not have jurisdiction, and no other Israeli court has jurisdiction, the federal district court for the District of New York), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Our Articles further provide that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America in the New York District shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 or arising under the Securities Exchange Act of 1934, as amended.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of the Company shall be deemed to have notice of and consented to the provisions set forth under the heading “Forum for Adjudication of Disputes”.

Exchange Controls

There are currently no exchange controls in effect in Israel that restrict the repatriation by non-residents of Israel in non-Israeli currency of any dividends, if any are declared and paid, and liquidation distributions or the Company’s ability to import and export capital, except that such restrictions may exist with respect to citizens of countries which are in a state of war with Israel.

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Registration Rights

In connection with the consummation of the business combination pursuant to the business combination agreement dated as of July 30, 2023 (as amended), by and among Keyarch, ZOOZ and the other parties thereto (the “Business Combination Agreement”), ZOOZ, Keyarch, Keyarch Global and EarlyBirdCapital, Inc. (“EBC”) entered into an amendment to the Registration Rights Agreement dated as of January 24, 2022, by and among Keyarch and the “Investor” parties thereto, which became effective as of the Merger Effective Time (as defined in the Business Combination Agreement).

On July 29, 2025, we entered into the Registration Rights Agreements (as defined below) with the purchasers (i) under that certain securities purchase agreement dated July 29, 2025 (the “Initial Purchase Agreement”) for an initial private placement transaction that closed on July 31, 2025 (the “Initial Private Placement”) with certain institutional and other accredited investors and (ii) under that additional securities purchase agreement, dated July 29, 2025 (the “Subsequent Purchase Agreement” and together with the Initial Purchase Agreement, the “Purchase Agreements”) for a subsequent private placement transaction that closed on September 26, 2025 (the “Subsequent Private Placement” and together with the Initial Private Placement, the “Private Placement”) with certain institutional and other accredited investors, including an initial Registration Rights Agreement for the resale from time to time of up to 2,500,000 ordinary shares, including ordinary shares issuable upon the exercise of pre-funded warrants, a second Registration Rights Agreement relating to the ordinary shares underlying warrants to purchase 5,350,000 ordinary shares with an exercise price of $3.06 per underlying ordinary share (the “Ordinary Warrants”) and a third Registration Rights Agreement relating to the ordinary shares and ordinary shares issuable upon exercise of the pre-funded warrants issued under the Subsequent Purchase Agreement (collectively, the “Registration Rights Agreements”). The Registration Rights Agreements provide that we will register with the SEC the resale of (i) 1,000,000 ordinary shares no later than August 19, 2025 and (ii) the ordinary shares issuable upon exercise of the Ordinary Warrants along with the ordinary shares to be issued and ordinary shares issuable upon exercise of each of the pre-funded warrants issued under the Subsequent Purchase Agreement no later than September 30, 2025. We have agreed to use commercially reasonable efforts to have the registration statements declared effective as soon as practicable after being filed, subject to certain exceptions. We have also agreed to, among other things, indemnify each purchaser, its officers, directors, agents and each person who controls such purchaser under the registration statement from certain liabilities and pay all reasonable expenses (excluding any underwriting discounts and commissions) incident to our obligations under the Registration Rights Agreements.

On July 29, 2025, we entered into a Sponsor Support Agreement, as amended, (the “Sponsor Support Agreement”) with Forest Hill 18, LP (the “Sponsor”). To the extent we grant rights to have securities registered with the SEC to investors in the future during the term of the Sponsor Support Agreement, we have agreed that the Sponsor shall be granted the same rights and be subject to the same obligations and restrictions as such investors, and shall be made party to any applicable registration rights agreement entered into in connection with any such future financing. We have also agreed to use commercially reasonable efforts to register any securities sold to the Sponsor that are not otherwise required to be registered pursuant to a registration rights agreement by filing a resale registration statement on (or as promptly thereafter as practicable) each of May 15 and November 15 of each calendar year commencing in 2026, subject to certain conditions as provided in the Sponsor Support Agreement.

On August 15, 2025, we filed with the SEC a registration statement for the resale of 2,500,000 ordinary shares, including ordinary shares issuable upon the exercise of pre-funded warrants, which was declared effective by the SEC on August 21, 2025.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association as in effect from time to time, our financial statements, other documents as provided in the Companies Law, and any document ZOOZ is required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. ZOOZ may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.

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Transfer Agent and Registrar

The transfer agent and registrar for ordinary shares is Continental Stock Transfer & Trust Company and its address is 1 State Street — 30th Floor, New York, New York 10004.

Share History

The following is a summary of the history of our share capital for the last three years.

Ordinary Share Issuances

●	March 2022 Private Placement and Public Offering. In March 2022, we completed a financing round through a private placement and a public offering in Israel. In the public offering, we issued a total of 30,801 units, each comprised of 100 ordinary shares and 65 ZOOZ warrants (series 3) for gross proceeds of $25 million (NIS 82 million, based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022). The ZOOZ warrants (series 3) vested over a period of three years, with an exercise price of $9.1 (NIS 32.0), based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022) for one year period and $11.4 (NIS 41.2, based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022) for additional two-year period. In addition, in the private placement, we issued a total of 3,736 units, each comprised of 100 ordinary shares and 85 ZOOZ warrants (series 3), as well as 1,419 units, each comprised of 100 ordinary shares and 65 ZOOZ warrants (series 3), for gross proceeds of $4 million (NIS 14 million, based on the NIS/US$ representative exchange rate as published by the Bank of Israel as of December 31, 2022). The total gross proceeds from the financing round were approximately NIS 96 million. The ZOOZ warrants (series 3) expired in accordance with their terms on March 20, 2025.

●	Business Combination Agreement. On July 30, 2023, we and our wholly-owned subsidiary entered into the Business Combination Agreement with Keyarch. The Business Combination Agreement and the related transactions were unanimously approved by both our Board and the Keyarch board of directors. The Business Combination and other transactions contemplated by the Business Combination Agreement, as amended, closed on April 4, 2024, after receipt of the required approval by our shareholders and Keyarch’s shareholders and the fulfillment of certain other conditions. In connection with the Business Combination Agreement, Keyarch also obtained commitments for the purchase in private transactions that closed concurrently with the Business Combination of $13 million of the ordinary shares.

At the closing of the Business Combination, all Keyarch Class A and Class B ordinary shares outstanding immediately prior to the effective time of the Business Combination (excluding treasury shares and “Dissenting Keyarch Shares” (i.e., the shares subject to appraisal or dissent rights (“Dissent Rights”), which were held by Keyarch shareholders who properly exercised those Dissent Rights) (in each case as provided in the Business Combination Agreement), were exchanged for the right to receive ordinary shares on a 1:1 ratio, subject to certain adjustments, each outstanding Keyarch public warrant and Keyarch private warrant were converted into the right to receive one “ZOOZ Closing Warrant” (i.e., a warrant entitling the holder to purchase one ordinary share per warrant at a price of $11.50 per whole share, and preserving the existing public or private nature of the applicable Keyarch Warrant (as defined below), exercisable for up to an aggregate of (including warrants which were components of publicly traded units of Keyarch) 6,022,500 ordinary shares), which have the same terms as the applicable “Keyarch Warrant” (i.e., each outstanding public and private warrant of Keyarch entitling the holder to purchase one Keyarch Class A ordinary share per warrant at a price of $11.50 per whole share), and with the public or private nature of the applicable Keyarch Warrant being preserved in the ZOOZ Closing Warrants (i.e., the Keyarch private warrants were converted into ZOOZ private warrants and Keyarch public warrants were converted into ZOOZ public warrants), and holders of each outstanding “Keyarch Right” (i.e., a right to receive one tenth (1/10) of one Keyarch Class A ordinary share) were issued the number of full shares of Keyarch Class A ordinary shares to which such holder of Keyarch Rights were eligible, and which were exchanged for the equivalent number of ordinary shares.

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Upon the effective time of the Business Combination, the outstanding publicly traded units of Keyarch were separated into their component securities, consisting of one Keyarch Class A ordinary share, one-half (1/2) of one Keyarch Warrant, and one Keyarch Right (with such Keyarch Warrants and Keyarch Rights being exchanged or converted at the Effective Time for ZOOZ Closing Warrants or ordinary shares in accordance with the foregoing description).

In connection to the closing of the Business Combination, our ordinary shares and public warrants began trading on the Nasdaq Capital Market under the ticker symbols “ZOOZ” and “ZOOZW”, respectively, on April 5, 2024.

●	Keyarch Global Note and EBC Note. During 2023 and 2024, Keyarch issued certain promissory notes in favor of Keyarch Global (the “Pre-Closing Keyarch Global Notes”), which Pre-Closing Keyarch Global Notes were not repaid as of the closing of the Business Combination Agreement. On April 4, 2024, ZOOZ and Keyarch issued the Keyarch Global Note, in satisfaction of the Pre-Closing Keyarch Global Notes. The Keyarch Global Note matures on April 4, 2026, and accrues interest at an annual rate of 8%, which interest increases to 15% if the Keyarch Global Note is not paid when due. In addition, we are required to make mandatory cash prepayments on the Keyarch Global Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by us from equity or equity-linked financings following the issuance date and prior to maturity. Further, Keyarch Global may elect to have any amount of outstanding principal and/or accrued interest of the Keyarch Global Note satisfied by the transfer of Keyarch Global Earnout Shares (which are 1,120,000 ordinary shares that Keyarch Global agreed to be subject to the same earnout under the Business Combination Agreement as of the effective time of the Business Combination Agreement; the “Keyarch Global Earnout Shares”) then remaining in the Escrow Account (as defined below) to Keyarch Global, with the price per Keyarch Global Earnout Share for purposes of determining the amount of the obligations satisfied under the Keyarch Global Note for such prepayment being equal to 90% of the volume weighted average price of an ordinary share on the principal U.S. securities exchange on which the ordinary shares then trade for the five trading day period ending on the trading day immediately prior to our receipt of the applicable prepayment notice from Keyarch Global. In addition, on the maturity date of the Keyarch Global Note, all outstanding obligations will be satisfied by the transfer of Keyarch Global Earnout Shares from the Escrow Account to Keyarch Global using the same pricing terms as in the previous sentence, with the five-trading day period ending on the trading day immediately prior to such maturity date.

Pursuant to the Business Combination Marketing Agreement, dated January 24, 2022, as subsequently amended on April 4, 2024, between EBC, who, among other things, served as the representative of the underwriters in Keyarch’s initial public offering, Keyarch and (effective April 4, 2024) ZOOZ, Keyarch engaged EBC as an advisor in connection with a business combination. Under the Business Combination Marketing Agreement, as compensation for EBC’s services, EBC was entitled to a total fee of $1,500,000, of which a total of $660,000 was paid in cash to EBC at the closing of the Business Combination Agreement, and the remainder of which was reflected in a promissory note dated April 4, 2024, for the principal amount of $840,000, made by ZOOZ and Keyarch in favor of EBC (the “EBC Note”). We repaid in full the EBC Note (including interest accrued) on August 15, 2025.

The Keyarch Global Earnout Shares were deposited in an escrow account (the “Escrow Account”) at the closing of the Business Combination pursuant to an escrow agreement, dated April 4, 2024 (the “Escrow Agreement”), which Escrow Agreement governs the release of such Keyarch Global Earnout Shares in accordance with the Keyarch Global Letter Agreement, Keyarch Global Note and EBC Note.

In connection with the Keyarch Global Note and EBC Note, ZOOZ filed a registration statement, as amended, registering the resale by Keyarch Global and EBC of a total of 2,240,000 ordinary shares.

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●	Standby Equity Purchase Agreement with Yorkville. On November 11, 2024, we entered into a Standby Equity Purchase Agreement with Yorkville (the “SEPA”), pursuant to which, and subject to customary conditions, we have the right, but not the obligation, to sell and issue to Yorkville from time to time (each such occurrence, an “Advance”) during the two-year period following the execution date of the SEPA, such amount of the ordinary shares for an aggregate purchase price of up to $12,000,000 in accordance with the terms of the SEPA (the “Commitment Amount”). Pursuant to the terms of the SEPA, any ordinary shares sold and issued to Yorkville will be sold at a purchase price equal to 97% of the market price, which is defined as the lowest daily volume weighted average price of the ordinary shares during the three consecutive trading days commencing on the trading day of our delivery of an Advance notice to Yorkville. We may also specify a certain minimum acceptable price per share in each Advance.

Pursuant to the SEPA, we paid Yorkville an initial commitment fee in the amount of $100,000 (the “Initial Commitment Fee”), which was paid with a number of ordinary shares equal to the Initial Commitment Fee divided by the average of the daily volume weighted average price of the ordinary shares during the five consecutive trading days immediately prior to the date of the SEPA (the “Initial Commitment Shares”). Accordingly, we issued 39,381 ordinary shares to Yorkville as the Initial Commitment Shares. In addition, we shall pay Yorkville a deferred commitment fee in the amount of $100,000 (the “Deferred Commitment Fee”) within five trading days of the date upon which we have first received Advances with an aggregate purchase price of $3,000,000 (“Deferred Fee Date”), which may be paid by the issuance to Yorkville of such number of ordinary shares that is equal to the Deferred Commitment Fee divided by the average of the daily VWAPs of the ordinary shares during the five consecutive trading days immediately prior to the Deferred Fee Date or may be paid in cash (which may be paid from the proceeds of an Advance), at our option.

As of September 26, 2025, we have sold and issued to Yorkville a total of 394,548 ordinary shares pursuant to Advances provided to Yorkville, at a weighted average share price of $1.03 per share.

●	July 2025 Initial Private Placement. On July 31, 2025, we closed the Initial Private Placement, pursuant to which we sold and issued an aggregate of (i) 1,000,000 ordinary shares, (ii) pre-funded warrants to purchase up to 1,500,000 ordinary shares, and (iii) accompanying Ordinary Warrants to acquire up to 5,000,000 ordinary shares. The purchase price per ordinary share and accompanying Ordinary Warrants was $2.00 and the purchase price per pre-funded warrant and accompanying Ordinary Warrants was $1.999.

●	“At the market” Offering. On July 29, 2025, we entered into a Sales Agreement (the “Sales Agreement”) with Chardan, as sales agent, pursuant to which we may offer and sell, from time to time through Chardan, ordinary shares. The offer and sale of the ordinary shares, if any, are made pursuant to our shelf registration statement on Form F-3 (File No. 333-288280), previously declared effective by the SEC on July 9, 2025, as supplemented by the prospectus supplement relating to the ordinary shares which may be issued from time to time pursuant to the Sales Agreement, dated July 29, 2025 (the “Prospectus Supplement”). Pursuant to the Prospectus Supplement, we may offer and sell up to $10.95 million of ordinary shares.

As of September 26, 2025, we have sold and issued a total of 1,047,320 ordinary shares pursuant to the Sales Agreement, at a weighted average share price of $3.63 per share.

●	September 2025 Subsequent Private Placement. On September 26, 2025, we closed the Subsequent Private Placement, pursuant to which we sold and issued an aggregate of (i) 133,005,000 ordinary shares and (ii) pre-funded warrants to purchase up to 18,000,000 ordinary shares. The purchase price was $1.00 per ordinary share or pre-funded warrant.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. We have filed the form of indentures as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

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Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

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In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

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Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Provisions Relating only to the Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indenture in the form initially filed as exhibit to the registration statement of which this prospectus is a part does not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and does not limit us from issuing any other debt, including secured debt or unsecured debt.

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DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. Any such agent will not assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the number of such rights issued with respect to each ordinary share;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in a prospectus supplement. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the number of ordinary shares purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of our ordinary shares, debt securities, rights, warrants or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the ordinary shares, debt securities, rights and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering; and

●	the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in one or more of the following ways (or in any combination) from time to time:

●	through underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser;

●	in block transactions;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of such securities and the proceeds to be received by us, if any;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

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The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

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TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement pertaining to those securities.

LEGAL MATTERS

Certain matters of Israeli law with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Shibolet & Co., Law Firm, Tel Aviv, Israel. Certain matters of U.S. law will be passed upon for us by Cooley LLP, New York, New York. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$153,100
FINRA filing fee	$150,500
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 7, 2025 (File No. 001-42005);

●	Reports on Form 6-K filed on March 18, 2025, March 24, 2025, May 21, 2025, June 23, 2025, July 29, 2025 (first), July 29, 2025 (second), August 6, 2025, August 8, 2025, August 14, 2025, August 29, 2025, September 9, 2025 and September 19, 2025 (File No. 001-42005); and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on April 4, 2024 (File No. 001-42005), as updated by the description of our securities filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024 filed on March 7, 2025, including any amendments or reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date hereof but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Jordan Fried

Chief Executive Officer

ZOOZ Power Ltd.

4B Hamelacha St.

Lod 7152008, Israel

Phone: +972 (8) 6805566

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We also maintain a website at www.zoozpower.com/, through which you can access certain SEC filings. The information set forth on our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and office holders and the Israeli experts named in the registration statements of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and office holders are located outside of the United States, any judgment obtained in the United States against us or any of our directors and office holders may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Shibolet & Co., Law Firm, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, office holders and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Up to $1,000,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

Chardan	Jett Capital

September 30, 2025